FIRST AMENDMENT TO
LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment") is entered into as of March [__], 2022 by and among Strategic Realty Trust, Inc., a Maryland corporation (the "Borrower"), and PUR Holdings Lender, LLC, a Delaware limited liability company (the "Lender"). Capitalized terms used and not otherwise defined herein have the meanings assigned thereto in the Loan Agreement referenced below.

WHEREAS, the Lender previously made available to the Borrower a credit facility pursuant to the terms and conditions of that certain Loan Agreement, dated as of December 30, 2021, (together with all exhibits and schedules thereto and any further amendments and modifications thereof from time to time made in accordance with the terms thereof being hereinafter referred to as the "Loan Agreement"); and

WHEREAS, pursuant to the Loan Agreement, the Lender has extended a loan to the Borrower; and

WHEREAS, the parties to this Amendment desire to amend the Loan Agreement as set forth herein to add an option to extend the Maturity Date, on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises, to induce the Lender to enter into this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by the parties hereto as follows:

Section 1. Incorporation of Recitals. The foregoing recitals are hereby incorporated into and made a part of this Amendment.

Section 2. Amendment to Loan Agreement. It is hereby agreed and understood that, subject to the complete fulfillment and performance of the conditions precedent set forth in Section 5 of this Amendment, the Loan Agreement is hereby amended and modified as follows:

A. Definitions. The following definitions are hereby added to Article I of the Loan Agreement in their proper alphabetical order.

"Extended Maturity Date" means June 30, 2023.

"Extension Fee" means a fee in an amount of Ten Thousand and 00/100 Dollars ($10,000).

"Extension Notice" means a written notice from an authorized officer of the Borrower delivered to Lender stating that the Borrower desires to exercise the Extension Option.

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"Extension Option" has the meaning provided to such term in Section 2.08 of this Agreement.

B. Maturity Date. The definition of "Maturity Date" in Article I of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

""Maturity Date" means (i) December 30, 2022 or (ii) if the Extension Option has been exercised pursuant to Section 2.08, the Extended Maturity Date."

C. Extension Option. A new Section 2.08 shall be added to the Loan Agreement as follows:

"2.08. Extension Option. The Maturity Date shall be extended to the Extended Maturity Date (the "Extension Option") upon each of the following conditions being satisfied in a manner reasonably satisfactory to the Lender:

(a) The Borrower shall have delivered to the Lender an Extension Notice at least thirty (30) days prior to the Maturity Date.

(b) The Borrower shall have paid to the Lender the Extension Fee.

(c) No Event of Default shall have occurred and be continuing or would result from the exercise of the Extension Option, either as of the date of Lender's receipt of the Extension Notice or as of the Maturity Date."

Section 3. Reaffirmation of Obligations. The Borrower hereby reaffirms its obligation to repay the Obligations in accordance with the terms and provisions of the Loan Agreement and the other Loan Documents.

Section 4. Amendment of the Loan Documents. It is hereby agreed and understood by the Lender and the Borrower that, subject to the complete fulfillment and performance of the conditions precedent set forth in Section 5 of this Amendment and effective as of the date hereof, each reference to the Loan Agreement and/or any other defined terms or agreements in any Loan Documents shall be deemed to be a reference to any such defined term or such agreement as such terms or agreements are amended or modified by this Amendment. Any breach of any representation, warranty, covenant or agreement contained in this Amendment shall be deemed to be an Event of Default for all purposes of the Loan Agreement.

Section 5. Conditions Precedent. The effectiveness of this Amendment and the obligations of the Lender hereunder are subject to the satisfaction, or waiver by the Lender, of the following conditions precedent on or before the date hereof (or such other date as shall be acceptable to the Lender):

A. The Borrower shall have paid and/or reimbursed all invoiced fees, costs and

expenses owed to the Lender pursuant to the Loan Agreement, including, without limitation, any and all unpaid legal expenses related to prior loan documentation.

B. The Borrower shall deliver, or cause to be delivered, to the Lender fully-executed and complete originals of this Amendment and such other Loan Documents and other certificates and agreements as the Lender may reasonably request (each of the foregoing agreements, documents and instruments described in this Section 5(B) (other than this Amendment) which constitute Loan Documents are hereinafter referred to collectively as the "Other Documents").

C. The following statements shall be true and correct and the Borrower, by executing and delivering this Amendment to the Lender, hereby certifies that the following statements are true and correct as of the date hereof:

D. no Event of Default has occurred and is continuing; and

E. No consents, licenses or approvals are required in connection with the execution, delivery and performance by the Borrower of this Amendment or the Other Documents or the validity or enforceability against the Borrower of this Amendment or the Other Documents which have not been obtained and delivered to the Lender.

Section 6. Miscellaneous.

A. Except as expressly amended, modified and supplemented by this Amendment, the Loan Agreement and the other Loan Documents are and shall continue to be in full force and effect in accordance with the terms thereof.

B. This Amendment may be executed by the parties hereto in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute effective delivery thereof and be legally binding and enforceable as a signed original for all purposes. Electronic records of an executed version of this Amendment maintained by Lender shall deemed to be an original.

C. This Amendment shall be construed in accordance with and governed by the internal laws, and not the laws of conflict, of the State of Illinois.

D. The headings contained in this Amendment are for ease of reference only and shall not be considered in construing this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan Agreement to be duly executed as of the day and year first above written.

BORROWER:

Strategic Realty Trust, Inc.,
a Maryland corporation

By: [signature]
Name: Matthew Schreiber
Title: CEO

LENDER:

PUR Holdings Lender, LLC,
a Delaware limited liability company

By: Domenic Lanni
Name: Domenic Lanni
Title: Manager